     MORGAN STANLEY INSTITUTIONAL FUND TRUST - U.S. MID CAP VALUE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2009 - SEPTEMBER 30, 2009

                                                                      AMOUNT OF   % OF     % OF
                        PURCHASE/          OFFERING        TOTAL        SHARES   OFFERING  FUNDS
       SECURITY           TRADE    SIZE OF PRICE OF      AMOUNT OF    PURCHASED PURCHASED  TOTAL                           PURCHASED
       PURCHASED          DATE    OFFERING  SHARES       OFFERING      BY FUND   BY FUND  ASSETS          BROKERS            FROM
----------------------- --------- -------- -------- ----------------- --------- --------- ------ ------------------------ ----------
 American Electric       04/01/09    --     $24.500  $1,470,000,000      31,300    0.05%  0.38%       Credit Suisse,      CSFB
  Power Co. Inc.                                                                                    Barclays Capital,
                                                                                                        Citi, J.P.
                                                                                                      Morgan, Morgan
                                                                                                     Stanley, Goldman
                                                                                                     Sachs & Co., UBS
                                                                                                     Investment Bank,
                                                                                                         Wachovia
                                                                                                     Securities, ABN
                                                                                                           AMRO
                                                                                                      Incorporated,
                                                                                                     KeyBanc Capital
                                                                                                         Markets,
                                                                                                      Mitsubishi UFJ
                                                                                                        Securities
BB & T Corporation       05/12/09    --     $20.000  $1,500,000,000      13,900    0.01%   0.26%        Goldman, Sachs    Goldman
                                                                                                        & Co., J.P.       Sachs
                                                                                                       Morgan, Morgan
                                                                                                       Stanley, BB&T
                                                                                                      Capital Markets

SunTrust Banks Inc.      06/01/09    --     $13.000  $1,404,000,000       2,800    0.00%   0.03%        Goldman, Sachs    Goldman
                                                                                                       & Co., Morgan      Sachs
                                                                                                          Stanley,
                                                                                                       Sandler O'Neil
                                                                                                        & Partners,
                                                                                                       L.P., SunTrust
                                                                                                          Robinson
                                                                                                         Humphrey